UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011 (April 26, 2011)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 26, 2011, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing its cash distribution for the quarter ended March 31, 2011. In the press release, the Partnership disclosed that it will announce earnings for the quarter ended March 31, 2011, after the market closes on Wednesday, May 4, 2011 and hold an earnings conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, May 5, 2011. The Partnership also announced that it will be holding its first Annual Meeting of Limited Partners on June 7, 2011 for holders of record as of the close of business on April 13, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1, includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Item 7.01 and the attached exhibit, that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

                 The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership’s risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2010, as well as any other public filings and press releases.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On April 26, 2011, the Partnership announced that it will pay a cash distribution of $0.15 to all common unitholders for the quarter ended March 31, 2011. The Partnership will pay this distribution on May 13, 2011 to all of its common unitholders of record as of close of business on May 9, 2011. The units to be issued as consideration for the previously announced Crow Creek acquisition will not receive a distribution with respect to the first quarter ended March 31, 2011, regardless whether the units are issued before or after the May 9, 2011 record date.

Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their allocable share of the Partnership’s taxable income, whether or not they receive sufficient or any cash distributions from the Partnership. Thus, unless the Partnership resumes sufficient cash distributions to unitholders during this year, unitholders may not receive cash distributions from Eagle Rock equal to their share of the Partnership’s taxable income or even equal to the actual tax liability that results from their share of the Partnership’s taxable income.

See the Partnership’s Form 10-K filed with the SEC on March 11, 2011, for a description of certain risks relating to the ownership of common units of the Partnership in light of the continued reduced cash distribution payments.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 27, 2011	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel